LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2020

First Quarter Adjusted EPS and Adjusted EBITDA Increased 86% and 45%, respectively
Strong initial sales following early Second Quarter launch of Protandim® NAD Synergizer
Reiterates Fiscal 2020 Guidance for Revenue, Adjusted EBITDA and Adjusted EPS

Salt Lake City, UT, October 30, 2019, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its first quarter ended September 30, 2019.
First Quarter Fiscal 2020 Summary:
•Revenue increased 1.1% to $56.2 million;
•Revenue in the Americas decreased 2.2%, while revenue in Asia/Pacific & Europe increased 10.4%;
•Total active accounts decreased 2.2% to 181,000, including a 1.5% decline of independent distributors and a 2.5% decline in active customers;
•Adjusted EBITDA increased 44.7% to $4.7 million;
•Earnings per diluted share were $0.12, compared to $0.06 in the prior year period;
•Adjusted earnings per diluted share were $0.13, compared to $0.07 in the prior year period; and
•Repurchased $1.4 million of common shares during the first quarter of fiscal 2020.
* All growth rates are year over year and compare the first quarter of fiscal 2020 to the first quarter of fiscal 2019.
"We are off to a strong start to fiscal 2020, generating 45% year over year growth of adjusted EBITDA and 86% adjusted EPS growth over the prior year period,” stated LifeVantage President and Chief Executive Officer, Darren Jensen. “We continue to focus on driving revenue growth through execution of our key initiatives. A significant driver of our 2020 growth goals revolves around the early October launch of Protandim® NAD Synergizer. This recent addition to our flagship Protandim® product line has received a strong response across our customer base and to date has been one of our most successful new product launches in Company history. We devoted a significant portion of our efforts during the first quarter toward preparing for the second quarter product launch. In addition to the launch of Protandim® NAD Synergizer, we are seeing significant synergy with our Protandim® Nrf1 and Nrf2 Synergizers that is resonating with customers. The combination of our three Protandim® offerings, bundled into a stack called Protandim® Tri-Synergizer is contributing to increasing order sizes and increased subscription sales."
"Based on our strong first quarter results, continued execution of our key initiatives and the strong early performance of our new product introduction, we feel confident with our growth outlook and reiterate our fiscal 2020 guidance for revenue, adjusted EBITDA and adjusted EPS," continued Mr. Jensen.
First Quarter Fiscal 2020 Results
For the first fiscal quarter ended September 30, 2019, the Company reported revenue of $56.2 million, an increase of 1.1% as compared to $55.6 million in the first quarter of fiscal 2019. Revenue in the Americas for the first quarter decreased 2.2% compared to the first quarter of fiscal 2019 and revenue in the Asia/Pacific & Europe region increased 10.4% compared to the first quarter of fiscal 2019. Revenue for the first quarter of fiscal 2020 was positively impacted 0.2 million, or 0.4%, by foreign currency fluctuations associated with revenue generated in international markets when compared to the first quarter of fiscal 2019.

Gross profit for the first quarter of fiscal 2020 was $47.0 million, or 83.7% of revenue, compared to $46.4 million, or 83.5% of revenue, for the same period in fiscal 2019. The increase in gross margin is primarily due to decreased inventory obsolescence and handling costs and changes to our geographic and product sales mix.
Commissions and incentives expense for the first quarter of fiscal 2020 was $26.8 million, or 47.6% of revenue, compared to $27.8 million, or 50.0% of revenue, for the same period in fiscal 2019. The decrease in commissions and incentives expense as a percentage of revenue is due mainly to the timing of promotional and incentive programs and investment in our red carpet program.
Selling, general and administrative expense (SG&A) for the first quarter of fiscal 2020 was $17.7 million, or 31.5% of revenue, compared to $17.3 million, or 31.1% of revenue, for the same period in fiscal 2019. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2020 were $17.5 million, or 31.0% of revenue, compared to adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2019 of $17.1 million, or 30.8% of revenue. The year over year increase in non-GAAP SG&A primarily was due to increased employee headcount and related compensation costs and increased depreciation expenses associated with our investment in new technology assets that have been placed in service.
Operating income for the first quarter of fiscal 2020 was $2.6 million, or 4.6% of revenue, compared to $1.3 million, or 2.4% of revenue, for the first quarter of fiscal 2019. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2020 was $2.8 million, or 5.0% of revenue, compared to $1.5 million, or 2.7% of revenue, for the first quarter of fiscal 2019.
Net income for the first quarter of fiscal 2020 was $1.8 million, or $0.12 per diluted share. This compares to net income for the first quarter of fiscal 2019 of $0.9 million, or $0.06 per diluted share. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2020 increased 85.6% year over year, to $1.9 million, or $0.13 per diluted share. This compares to adjusted non-GAAP net income for the first quarter of fiscal 2019 of $1.0 million, or $0.07 per diluted share.
Adjusted EBITDA increased 44.7% to $4.7 million for the first quarter of fiscal 2020, compared to $3.3 million for the comparable period in fiscal 2019.
Balance Sheet & Liquidity
The Company used $3.5 million of cash from operations during the first quarter of fiscal 2020 compared to generating of $2.4 million in the comparable period of fiscal 2019. The Company's cash and cash equivalents at September 30, 2019 were $13.0 million, compared to $18.8 million at June 30, 2019. Total debt at September 30, 2019 was $1.0 million compared to $1.5 million at June 30, 2019. During the first quarter of fiscal 2020, the Company repurchased $1.4 million of common shares under its share repurchase program.
Fiscal Year 2020 Guidance
The Company is reiterating its outlook for fiscal 2020, which was initially provided when the Company reported fourth fiscal quarter and full fiscal year 2019 results on August 14, 2019.The Company expects to generate revenue in the range of $235 million to $245 million in fiscal year 2020 and adjusted EBITDA of $20 million to $22 million, with adjusted earnings per share in the range of $0.62 to $0.71, which assumes a full year tax rate in the range of 19% to 22%. The Company's adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share guidance excludes any non-operating or non-recurring expenses that may materialize during fiscal 2020. The Company is not providing GAAP earnings per diluted share guidance for fiscal 2020 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MDT (4:30 p.m. EDT). Investors interested in participating in the live call can dial (877) 705-6003 from the U.S. International callers can dial (201) 493-6725. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, November 6, 2019, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13695696, or (412) 317-6671 from international locations, and entering confirmation code 13695696.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events-and-presentations. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in Nutrigenomics - a new science dedicated to biohacking the human aging code. The Company engages in the identification, research, development and distribution of advanced nutraceutical dietary supplements and skin and hair care products, including its Protandim® product line, LifeVantage Omega+ and ProBio dietary supplements, the TrueScience® line of Nrf2 infused skin care and hair care products, Petandim™ for Dogs, Axio® Smart Energy Drink mixes, and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the benefits of our key initiatives, future growth, including geographic and product expansion, and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Scott Van Winkle, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	September 30, 2019	June 30, 2019
ASSETS
Current assets
Cash and cash equivalents	$13,009	$18,824
Accounts receivable	2,123	2,066
Income tax receivable	1,850	1,236
Inventory, net	14,776	13,753
Prepaid expenses and other	10,599	7,309
Total current assets	42,357	43,188

Property and equipment, net	7,380	7,131
Right-of-use assets	2,706	—
Intangible assets, net	950	983
Deferred income tax asset	1,325	2,693
Other long-term assets	1,282	1,278
TOTAL ASSETS	$56,000	$55,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,148	$5,180
Commissions payable	7,865	7,916
Income tax payable	150	592
Lease liabilities	2,539	—
Other accrued expenses	8,636	11,053
Current portion of long-term debt, net	969	1,454
Total current liabilities	25,307	26,195

Lease liabilities	680	—
Other long-term liabilities	389	1,879
Total liabilities	26,376	28,074
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 14,034 and 14,114 issued and outstanding as of September 30, 2019 and June 30, 2019, respectively	1	1000
Additional paid-in capital	128,661	127,096
Accumulated deficit	(99,084)	(99,960)
Accumulated other comprehensive income	46	62
Total stockholders’ equity	29,624	27,199
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,000	$55,273

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2019	2018
Revenue, net	$56,228	$55,609
Cost of sales	9,190	9,199
Gross profit	47,038	46,410

Operating expenses:
Commissions and incentives	26,774	27,785
Selling, general and administrative	17,686	17,301
Total operating expenses	44,460	45,086
Operating income	2,578	1,324

Other expense:
Interest expense, net	(48)	(110)
Other expense, net	(80)	(49)
Total other expense	(128)	(159)
Income before income taxes	2,450	1,165
Income tax expense	(689)	(254)
Net income	$1,761	$911
Net income per share:
Basic	$0.13	$0.07
Diluted	$0.12	$0.06
Weighted-average shares outstanding:
Basic	14,009	13,987
Diluted	15,106	15,139

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	Three Months Ended September 30,
(In thousands)	2019		2018
Americas	$40,181	71%	$41,079	74%
Asia/Pacific & Europe	16,047	29%	14,530	26%
Total	$56,228	100%	$55,609	100%

	Active Accounts
	(unaudited)

	As of September 30,
	2019		2018		Change from Prior Year	Percent Change
Active Independent Distributors (1)
Americas	44,000	68%	46,000	70%	(2,000)	(4.3)%
Asia/Pacific & Europe	21,000	32%	20,000	30%	1,000	5.0%
Total Active Independent Distributors	65,000	100%	66,000	100%	(1,000)	(1.5)%

Active Customers (2)
Americas	92,000	79%	96,000	81%	(4,000)	(4.2)%
Asia/Pacific & Europe	24,000	21%	23,000	19%	1,000	4.3%
Total Active Customers	116,000	100%	119,000	100%	(3,000)	(2.5)%

Active Accounts (3)
Americas	136,000	75%	142,000	77%	(6,000)	(4.2)%
Asia/Pacific & Europe	45,000	25%	43,000	23%	2,000	4.7%
Total Active Accounts	181,000	100%	185,000	100%	(4,000)	(2.2)%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Distributor accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2019	2018
GAAP Net income	$1,761	$911
Interest Expense	48	110
Provision for income taxes	689	254
Depreciation and amortization	536	441
Non-GAAP EBITDA:	3,034	1,716
Adjustments:
Stock compensation expense	1,372	1,333
Other expense, net	80	49
Other adjustments(1)	231	162
Total adjustments	1,683	1,544
Non-GAAP Adjusted EBITDA	$4,717	$3,260

(1) Other adjustments breakout:
Class-action lawsuit expenses	$132	$3
Executive team severance expenses, net	—	(79)
Other nonrecurring legal and accounting expenses	99	238
Total adjustments	$231	$162

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2019	2018
GAAP Net income	$1,761	$911
Adjustments:
Executive team severance expenses, net	—	(79)
Class-action lawsuit expenses	132	3
Other nonrecurring legal and accounting expenses	99	238
Tax impact of adjustments	(65)	(35)
Total adjustments, net of tax	166	127
Non-GAAP Net Income:	$1,927	$1,038

	Three Months Ended September 30,
	2019	2018
Diluted earnings per share, as reported	$0.12	$0.06
Total adjustments, net of tax	0.01	0.01
Non-GAAP adjusted diluted earnings per share	$0.13	$0.07